UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 1, 2014

STAAR Surgical Company
(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1911 Walker Ave, Monrovia, California		91016
(Address of principal executive offices)		(Zip Code)

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2014, STAAR Surgical Company announced that Barry Caldwell, 64, will retire from his position as President and Chief Executive Officer of the Company, as well as director, effective March 1, 2015. From March 1, 2015 through March 31, 2016 Mr. Caldwell will serve as a consultant to the Company. On October 1, 2014, the Company and Mr. Caldwell entered into a Separation Agreement (the “Agreement”), which supersedes Mr. Caldwell’s prior Executive Employment Agreement with the Company. Under the Agreement’s terms, the Company will pay Mr. Caldwell fifty (50%) percent of his base salary during the consultancy period of March 1, 2015 through March 31, 2016. The description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.99 to this Current Report on Form 8-K and incorporated herein by reference. Mr. Caldwell’s retirement is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Item 7.01	Regulation FD Disclosure.

On October 3, 2014, the Company published a press release regarding the retirement of Mr. Caldwell. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by this reference.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.99	Separation Agreement and General Release.
99.1	Press release of the Company dated October 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 6, 2014	By:	/s/ Barry G. Caldwell
Barry G. Caldwell
President and Chief Executive Officer